Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 18, 2007 (except for Note 18d, for which the date is June 27, 2007), accompanying the consolidated financial statements included in the Annual Report of Vuance Ltd. (formerly: Supercom Ltd.) on Form 20-F for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Vuance Ltd. on Form S-8 (File No. 333-121231, effective December 14, 2004).

Fahn Kanne & Co.
Certified Public Accountants (Isr.)

Tel-Aviv, Israel
June 27, 2007